Exhibit 99.1

Supernus to Host First Quarter Results Earnings Conference Call

ROCKVILLE, Md., April 24, 2020 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report business results for the first quarter 2020 after 5:00 p.m. ET on Tuesday, May 5, 2020.
Jack Khattar, President and Chief Executive Officer, and Greg Patrick, Senior Vice President and Chief Financial Officer, will host a conference call to present the first quarter 2020 business and financial results on Wednesday, May 6, 2020 at 9:00 a.m. ET. Following management’s prepared analysis and discussion of business results, the call will be open for questions.
A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	9899405
Conference Call Name:	Supernus Pharmaceuticals First Quarter 2020 Earnings Conference Call

Following the live call, a replay will be available on the Company’s website under the ‘Investors Relations’ section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market.

CONTACT:
Jack A. Khattar, President and CEO
Gregory S. Patrick, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591
Or
Investor Contact:
Peter Vozzo
Westwicke, an ICR Company
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com